Q3 FY25 Earnings Release	Page 1 of 5

Contacts

Investors
Suzanne DuLong
+1 (206) 272-7049
s.dulong@f5.com

Media
Dan Sorenson
+1 (206) 272-6208
d.sorenson@f5.com

F5 Reports Robust Third Quarter Results with 12% Revenue Growth Fueled by Strong Product Demand in Alignment with Key Industry Trends

SEATTLE, WA - July 30, 2025 - F5, Inc. (NASDAQ: FFIV), the global leader in delivering and securing every app and API, today announced financial results for its third quarter fiscal year 2025 for the period ended June 30, 2025.
“We delivered third quarter revenue of $780 million, representing 12% growth year over year, driven by 26% product revenue growth, which included 39% growth in systems revenue and 16% growth in software revenue,” said François Locoh-Donou, F5’s President and CEO. “This strong top-line performance along with continued operating leverage, is a testament to our team’s execution, our continued innovation, and the enormous trust the largest enterprises and service providers across the globe place in F5.”
“Our exceptional Q3 results highlight the strength of our business and F5’s position at the forefront of transformative industry shifts,” said Locoh-Donou. “Customers are modernizing their data centers, adopting hybrid multicloud architectures, and scaling to meet growing application performance and security needs, including those coming from AI adoption.”
Third Quarter Performance Summary
Third quarter fiscal year 2025 revenue totaled $780 million, compared with $695 million in the third quarter of fiscal year 2024. Systems revenue of $181 million grew 39% from the year-ago period while software revenue of $208 million grew 16%. Global services revenue of $392 million grew 1% from the year-ago period.
GAAP gross profit for the third quarter of fiscal year 2025 was $632 million, representing GAAP gross margin of 81.0%. This compares with GAAP gross profit of $559 million in the year-ago period, which represented GAAP gross margin of 80.4%. Non-GAAP gross profit for the third quarter of fiscal year 2025 was $649 million, representing non-GAAP gross margin of 83.1%. This compares with non-GAAP gross profit of $578 million in the year-ago period, which represented non-GAAP gross margin of 83.1%.
GAAP income from operations for the third quarter of fiscal year 2025 was $196 million, representing GAAP operating margin of 25.2%. This compares with GAAP income from operations of $163 million in the year-ago period, which represented GAAP operating margin of 23.4%. Non-GAAP income from operations for the period was $267 million, representing non-GAAP operating margin of 34.3%. This compares to non-GAAP income from operations of $233 million in the year-ago period, which represented non-GAAP operating margin of 33.4%.
GAAP net income for the third quarter of fiscal year 2025 was $190 million, or $3.25 per diluted share compared to $144 million, or $2.44 per diluted share, in the third quarter of fiscal year 2024. Non-GAAP net income for the third quarter of fiscal year 2025 was $243 million, or $4.16 per diluted share, compared to $199 million, or $3.36 per diluted share, in the third quarter of fiscal year 2024.

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Performance Summary Tables

GAAP Measures			Non-GAAP Measures
($ in millions except EPS)	Q3 FY2025	Q3 FY2024	($ in millions except EPS)	Q3 FY2025	Q3 FY2024
Revenue	$780	$695
Gross profit	$632	$559	Gross profit	$649	$578
Gross margin	81.0%	80.4%	Gross margin	83.1%	83.1%
Income from operations	$196	$163	Income from operations	$267	$233
Operating margin	25.2%	23.4%	Operating margin	34.3%	33.4%
Net income	$190	$144	Net income	$243	$199
EPS	$3.25	$2.44	EPS	$4.16	$3.36
A reconciliation of GAAP to non-GAAP measures is included with the attached financial statements. Additional information about non-GAAP financial information is included in this release.
Business Outlook
For the fourth quarter of fiscal year 2025, F5 anticipates revenue in the range of $780 million to $800 million, driven by continued tech refresh demand, data center modernization, and adoption across the Company's Application Delivery and Security Platform. The Company expects fourth quarter non-GAAP earnings in the range of $3.87 to $3.99 per diluted share.
F5’s fiscal fourth quarter guidance implies fiscal year 2025 revenue growth year over year in a range of approximately 9% at the midpoint, up from its prior guidance for 6.5% to 7.5% growth. F5’s fourth quarter guidance implies fiscal year 2025 non-GAAP earnings per share growth in a range of 14% to 15% growth over fiscal year 2024, up from its prior guidance for 8% to 10% growth.
All forward-looking non-GAAP measures included in the Company’s business outlook exclude estimates for amortization of intangible assets, share-based compensation expenses, significant effects of tax legislation and judicial or administrative interpretation of tax regulations (including the impact of income tax reform), non-recurring income tax adjustments, valuation allowance on deferred tax assets, and the income tax effect of non-GAAP exclusions, and do not include the impact of any future acquisitions or divestitures, acquisition-related charges and write-downs, restructuring charges, facility exit costs, or other non-recurring charges that may occur in the period. F5 is unable to provide a reconciliation of non-GAAP earnings guidance measures to corresponding U.S. generally accepted accounting principles or GAAP measures on a forward-looking basis without unreasonable effort due to the overall high variability and low visibility of most of the foregoing items that have been excluded. Material changes to any one of these items could have a significant effect on our guidance and future GAAP results. Certain exclusions, such as amortization of intangible assets and share-based compensation expenses, are generally incurred each quarter, but the amounts have historically varied and may continue to vary significantly from quarter to quarter.
Live Webcast and Conference Call
F5 will host a live webcast to review its financial results and outlook today, July 30, 2025, at 4:30 pm ET. Open to the public, the live webcast, supplemental financial information, and earnings slides are accessible from the investor relations page of F5.com. To participate in the live call via telephone in the U.S. and Canada, dial +1 (877) 407-0312. Outside the U.S. and Canada, dial +1 (201) 389-0899. Please call at least five minutes prior to the call start time. The webcast replay will be archived on the investor relations portion of F5's website.
Forward Looking Statements
This press release contains forward-looking statements including, among other things, that F5’s strong topline performance along with continued operating leverage, is testament to the team’s execution, continued innovation, and the enormous trust the largest enterprises and service providers across the globe place in F5, F5’s position at the forefront of transformative industry shifts, that customers are modernizing their data centers, adopting hybrid

Q3 FY25 Earnings Release	Page 3 of 5
multicloud architectures, and scaling to meet growing application performance and security needs, including those coming from AI adoption, the Company’s future financial performance including revenue growth, earnings growth, future customer demand, the Company’s software renewal base, and the performance and benefits of the Company's products. These, and other statements that are not historical facts, are forward-looking statements. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors. Such forward-looking statements involve risks and uncertainties, as well as assumptions and other factors that, if they do not fully materialize or prove correct, could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: customer acceptance of offerings; disruptions to the global supply chain resulting in inability to source required parts for F5’s products or the ability to only do so at greatly increased prices thereby impacting our revenues and/or margins; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; F5’s ability to successfully integrate acquired businesses’ products with F5 technologies; the ability of F5’s sales professionals and distribution partners to sell new solutions and service offerings; the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into F5’s markets, and new product and marketing initiatives by our competitors; increased sales discounts; the business impact of the acquisitions and potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of completion of acquisitions; uncertain global economic conditions which may result in reduced customer demand for our products and services and changes in customer payment patterns; litigation involving patents, intellectual property, shareholder and other matters, and governmental investigations; potential security flaws in the Company’s networks, products or services; cybersecurity attacks on its networks, products or services; natural catastrophic events; a pandemic or epidemic; F5’s ability to sustain, develop and effectively utilize distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in international markets; the unpredictability of F5’s sales cycle; the ability of F5 to execute on its share repurchase program including the timing of any repurchases; future prices of F5’s common stock; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K and other documents that we may file or furnish from time to time, which could cause actual results to vary from expectations. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in F5’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. All forward-looking statements in this press release are based on information available as of the date hereof and qualified in their entirety by this cautionary statement. F5 assumes no obligation to revise or update these forward-looking statements.
GAAP to non-GAAP Reconciliation
F5’s management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its products, services operations, and certain costs of those operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. One such measure is GAAP net income excluding, as applicable, stock-based compensation, amortization and impairment of purchased intangible assets, facility-exit costs, acquisition-related charges, net of taxes, restructuring charges, and certain non-recurring tax expenses and benefits, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. This measure of non-GAAP net income is

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adjusted by the amount of additional taxes or tax benefit that the Company would accrue if it used non-GAAP results instead of GAAP results to calculate the Company’s tax liability.
The non-GAAP adjustments, and F5's basis for excluding them from non-GAAP financial measures, are outlined below:
Stock-based compensation. Stock-based compensation consists of expense for stock options, restricted stock, and employee stock purchases through the Company’s Employee Stock Purchase Plan. Although stock-based compensation is an important aspect of the compensation of F5’s employees and executives, management believes it is useful to exclude stock-based compensation expenses to better understand the long-term performance of the Company’s core business and to facilitate comparison of the Company’s results to those of peer companies.
Amortization and impairment of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. On a non-recurring basis, when certain events or circumstances are present, management may also be required to write down the carrying value of its purchased intangible assets and recognize impairment charges. Management does not believe these charges accurately reflect the performance of the Company’s ongoing operations; therefore, they are not considered by management in making operating decisions. However, investors should note that the use of intangible assets contributed to F5’s revenues earned during the periods presented and will contribute to F5’s future period revenues as well.
Facility-exit costs. F5 has incurred certain non-recurring right-of-use asset impairment charges, and other related recurring costs in connection with the exit of its leased facilities. These charges are not representative of the ongoing activity or costs to the business. As a result, these charges are being excluded to provide investors with a more comparable measure of costs associated with ongoing operations.
Acquisition-related charges, net. F5 does not acquire businesses on a predictable cycle and the terms and scope of each transaction can vary significantly and are unique to each transaction. F5 excludes acquisition-related charges from its non-GAAP financial measures to provide a useful comparison of the Company’s operating results to prior periods and to its peer companies. Acquisition-related charges consist of planning, execution and integration costs incurred directly as a result of an acquisition.
Restructuring charges. F5 has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and costs associated with exiting facility-lease commitments. F5 excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.
Management believes that non-GAAP net income per share provides useful supplemental information to management and investors regarding the performance of the Company’s core business operations and facilitates comparisons to the Company’s historical operating results. Although F5’s management finds this non-GAAP measure to be useful in evaluating the performance of the core business, management’s reliance on this measure is limited because items excluded from such measures could have a material effect on F5’s earnings and earnings per share calculated in accordance with GAAP. Therefore, F5’s management will use its non-GAAP earnings and earnings per share measures, in conjunction with GAAP earnings and earnings per share measures, to address these limitations when evaluating the performance of the Company’s core business. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures in accordance with GAAP.
F5 believes that presenting its non-GAAP measures of earnings and earnings per share provides investors with an additional tool for evaluating the performance of the Company’s core business and is used by management in its own evaluation of the Company’s performance. Investors are encouraged to look at GAAP results as the best measure of financial performance. However, while the GAAP results are more complete, the Company provides investors these supplemental measures since, with reconciliation to GAAP, it may provide additional insight into the Company’s operational performance and financial results.

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For reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section in our attached Condensed Consolidated Income Statements entitled “Non-GAAP Financial Measures.”
About F5
F5, Inc. (NASDAQ: FFIV) is the global leader that delivers and secures every app. Backed by three decades of expertise, F5 has built the industry’s premier platform—F5 Application Delivery and Security Platform (ADSP)—to deliver and secure every app, every API, anywhere: on-premises, in the cloud, at the edge, and across hybrid, multicloud environments. F5 is committed to innovating and partnering with the world’s largest and most advanced organizations to deliver fast, available, and secure digital experiences. Together, we help each other thrive and bring a better digital world to life.

For more information visit f5.com
Explore F5 Labs threat research at f5.com/labs
Follow to learn more about F5, our partners, and technologies: Blog | LinkedIn | X | YouTube | Instagram | Facebook
F5 is a trademark, service mark, or tradename of F5, Inc., in the U.S. and other countries.

SOURCE: F5, Inc.

F5, Inc.
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$1,426,957	$1,074,602
Accounts receivable, net of allowances of $3,284 and $4,585	359,859	389,024
Inventories	66,920	76,378
Other current assets	631,302	569,467
Total current assets	2,485,038	2,109,471
Property and equipment, net	152,447	150,943
Operating lease right-of-use assets	182,217	178,180
Long-term investments	15,034	8,580
Deferred tax assets	430,632	365,951
Goodwill	2,324,328	2,312,362
Other assets, net	523,803	487,517
Total assets	$6,113,499	$5,613,004
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$68,709	$67,894
Accrued liabilities	281,413	300,076
Deferred revenue	1,201,054	1,121,683
Total current liabilities	1,551,176	1,489,653
Deferred tax liabilities	8,708	7,179
Deferred revenue, long-term	755,908	676,276
Operating lease liabilities, long-term	229,411	215,785
Other long-term liabilities	96,612	94,733
Total long-term liabilities	1,090,639	993,973
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, no par value; 200,000 shares authorized, 57,867 and 58,094 shares issued and outstanding	40,744	5,889
Accumulated other comprehensive loss	(18,558)	(20,912)
Retained earnings	3,449,498	3,144,401
Total shareholders’ equity	3,471,684	3,129,378
Total liabilities and shareholders’ equity	$6,113,499	$5,613,004

F5, Inc.
Consolidated Income Statements
(unaudited, in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net revenues
Products	$388,838	$308,489	$1,094,531	$914,510
Services	391,532	387,006	1,183,451	1,154,936
Total	780,370	695,495	2,277,982	2,069,446
Cost of net revenues
Products	88,782	80,813	252,905	248,834
Services	59,846	55,612	177,192	165,093
Total	148,628	136,425	430,097	413,927
Gross profit	631,742	559,070	1,847,885	1,655,519
Operating expenses
Sales and marketing	220,428	205,550	644,524	615,277
Research and development	136,345	124,387	403,424	366,169
General and administrative	78,652	65,950	228,320	197,852
Restructuring charges	—	93	11,321	8,655
Total	435,425	395,980	1,287,589	1,187,953
Income from operations	196,317	163,090	560,296	467,566
Other income, net	16,706	8,529	32,971	24,385
Income before income taxes	213,023	171,619	593,267	491,951
Provision for income taxes	23,111	27,540	91,380	90,469
Net income	$189,912	$144,079	$501,887	$401,482

Net income per share — basic	$3.29	$2.46	$8.65	$6.82
Weighted average shares — basic	57,772	58,584	57,989	58,832

Net income per share — diluted	$3.25	$2.44	$8.54	$6.75
Weighted average shares — diluted	58,492	59,147	58,773	59,461

F5, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Nine Months Ended
	June 30,
	2025	2024
Operating activities
Net income	$501,887	$401,482
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	174,243	165,349
Depreciation and amortization	67,608	84,062
Non-cash operating lease costs	23,727	24,776
Deferred income taxes	(56,308)	(47,237)
Other	3,918	(3,059)
Changes in operating assets and liabilities (excluding effects of the acquisition of businesses):
Accounts receivable	26,834	34,700
Inventories	9,458	(42,663)
Other current assets	(54,523)	3,246
Other assets	(68,332)	(17,513)
Accounts payable and accrued liabilities	(19,031)	(22,353)
Deferred revenue	159,003	(2,537)
Lease liabilities	(26,886)	(32,339)
Net cash provided by operating activities	741,598	545,914
Investing activities
Purchases of investments	(4,400)	(1,600)
Maturities of investments	—	5,420
Acquisition of businesses, net of cash acquired	(24,170)	(32,939)
Purchases of property and equipment	(27,119)	(24,352)
Net cash used in investing activities	(55,689)	(53,471)
Financing activities
Proceeds from the exercise of stock options and purchases of stock under employee stock purchase plan	59,018	54,868
Payments for repurchase of common stock, including excise taxes	(377,077)	(400,047)
Taxes paid related to net share settlement of equity awards	(19,601)	(9,952)
Net cash used in financing activities	(337,660)	(355,131)
Net increase in cash, cash equivalents and restricted cash	348,249	137,312
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,442	376
Cash, cash equivalents and restricted cash, beginning of period	1,078,340	800,835
Cash, cash equivalents and restricted cash, end of period	$1,429,031	$938,523
Supplemental disclosures of cash flow information
Cash paid for amounts included in the measurement of lease liabilities	$34,121	$38,193
Supplemental disclosures of non-cash activities
Right-of-use assets obtained in exchange for lease obligations	$37,198	$11,772

F5, Inc.
GAAP to Non-GAAP Reconciliation
(unaudited, in thousands, except percentages and per share amounts)

	Three Months Ended				Nine Months Ended
	June 30,				June 30,
	2025		2024		2025		2024
Net revenues	$780,370		$695,495		$2,277,982		$2,069,446

Gross profit and gross margin:
GAAP gross profit and gross margin	$631,742	81.0%	$559,070	80.4%	$1,847,885	81.1%	$1,655,519	80.0%
Adjustments to gross profit and gross margin:
Stock-based compensation	$7,408	0.9%	$7,189	1.0%	$22,201	1.0%	$22,320	1.1%
Amortization and impairment of purchased intangible assets	9,438	1.2%	11,699	1.7%	28,005	1.2%	34,565	1.7%
Facility-exit costs	118	0.0%	125	0.0%	679	0.0%	231	0.0%
Acquisition-related charges	—	—	—	—	—	—	20	0.0%
Non-GAAP gross profit and gross margin	$648,706	83.1%	$578,083	83.1%	$1,898,770	83.4%	$1,712,655	82.8%

Income from operations and operating margin:
GAAP income from operations and operating margin	$196,317	25.2%	$163,090	23.4%	$560,296	24.6%	$467,566	22.6%
Adjustments to income from operations and operating margin:
Stock-based compensation	$57,451	7.4%	$54,206	7.8%	$174,243	7.6%	$165,349	8.0%
Amortization and impairment of purchased intangible assets	10,250	1.3%	13,250	1.9%	30,488	1.3%	41,187	2.0%
Facility-exit costs	1,243	0.2%	1,264	0.2%	6,727	0.3%	2,070	0.1%
Acquisition-related charges	2,032	0.3%	656	0.1%	3,937	0.2%	3,847	0.2%
Restructuring charges	—	—	93	0.0%	11,321	0.5%	8,655	0.4%
Non-GAAP income from operations and operating margin	$267,293	34.3%	$232,559	33.4%	$787,012	34.5%	$688,674	33.3%

Net income:
GAAP net income	$189,912		$144,079		$501,887		$401,482
Adjustments to net income:
Stock-based compensation	$57,451		$54,206		$174,243		$165,349
Amortization and impairment of purchased intangible assets	10,250		13,250		30,488		41,187
Facility-exit costs	1,243		1,264		6,727		2,070
Acquisition-related charges	2,032		656		3,937		3,847
Restructuring charges	—		93		11,321		8,655
Tax effects related to above items	(17,647)		(14,709)		(57,296)		(45,861)
Non-GAAP net income	$243,241		$198,839		$671,307		$576,729

Net income per share - diluted:
GAAP net income per share — diluted	$3.25		$2.44		$8.54		$6.75
Adjustments to GAAP net income per share — diluted
Stock-based compensation	$0.98		$0.92		$2.96		$2.78
Amortization and impairment of purchased intangible assets	0.18		0.22		0.52		0.69
Facility-exit costs	0.02		0.02		0.11		0.03
Acquisition-related charges	0.03		0.01		0.07		0.06
Restructuring charges	—		0.00		0.19		0.15
Tax effects related to above items	(0.30)		(0.25)		(0.97)		(0.77)
Non-GAAP net income per share — diluted	$4.16		$3.36		$11.42		$9.70

Weighted average shares — diluted	58,492		59,147		58,773		59,461
Note: Numbers and percentages are rounded for presentation purposes and may not foot.